Exhibit 5.1

May 12, 2017

Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319

Re: Registration Statement on Form S-3 Filed by Gray Television, Inc.

Ladies and Gentlemen:

We have acted as counsel for Gray Television, Inc., a Georgia corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of common stock, no par value, of the Company (the “Common Stock”); (ii) shares of Class A common stock, no par value, of the Company (the “Class A Common Stock”); (iii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or Class A Common Stock; (iv) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or Class A Common Stock; (v) warrants to purchase Common Stock, Class A Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”); and (vi) units consisting of one or more of the securities described in clauses (i) through (v) above and which may include debt obligations of third parties (the “Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Company’s obligations under the Debt Securities may be guaranteed (the “Subsidiary Guarantees”) by the Company’s subsidiaries listed on Annex A hereto (the “Subsidiary Guarantors”) and Gray Television Licensee, LLC, a Nevada limited liability company (the “Other Guarantor” and, together with the Subsidiary Guarantors, the “Guarantors”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.

The shares of Class A Common Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.

The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.

The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.

The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.

The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.

The Subsidiary Guarantees of each Guarantor, when the Debt Securities are delivered against payment therefor in accordance with the terms of the applicable Indenture (as defined below) and the applicable definitive purchase, underwriting or similar agreement, will constitute a valid and binding obligation of that Guarantor.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Restated Articles of Incorporation (the “Restated Articles of Incorporation”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant Agreement (as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Georgia of articles of amendment to the Restated Articles of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of any series of Debt Securities and the Subsidiary Guarantees, we have further assumed that: (i) one or more indentures, approved by us, relating to the Debt Securities and the Subsidiary Guarantees (each, an “Indenture”) to be entered into between the Company, the Guarantors and one or more entities selected by the Company to act as trustee (each, a “Trustee”) will have been authorized, executed and delivered by the Company, each Guarantor and the applicable Trustee and will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the Guarantors and the applicable Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

For the purposes of our opinion set forth in paragraph 7 above, we have further assumed that: (i) the Other Guarantor is a limited liability company existing and in good standing under the laws of its jurisdiction of organization; (ii) the applicable Indenture and the Subsidiary Guarantee (a) have been authorized by all necessary limited liability company power of the Other Guarantor and (b) have been executed and delivered by the Other Guarantor under the laws of its jurisdiction of organization; and (iii) the execution, delivery, performance and compliance with the terms and provisions of the applicable Indenture and the Subsidiary Guarantee by the Other Guarantor do not violate or conflict with the laws of its jurisdiction of organization, the provisions of its articles of organization or limited liability company agreement, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Other Guarantor or its properties.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each of the Guarantors under the Subsidiary Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York, the State of Georgia and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Jones Day

Annex A

Name of Subsidiary Guarantor	State of Incorporation or Organization
WVLT-TV, Inc.	Georgia
Gray Television Group, Inc.	Delaware